Exhibit 10.43

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of November 29, 2005, among The SCO Group, Inc., a Delaware corporation (the “Company”), and the several purchasers named on the signature pages hereto (individually a “Purchaser” and collectively, the “Purchasers”).

Recital

The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, an aggregate of up to 2,852,449 shares (the “Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”) at a price of $3.92 per Share for Mr. Darcy G. Mott and at a price of $3.50 per Share for the remaining Purchasers (the “Per Share Purchase Price”), and upon and subject to the terms and conditions of this Agreement.

Agreement

The Company and each Purchaser, severally and not jointly, agrees as follows:

1.             Purchase of Company Securities.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser, severally and not jointly, will purchase from the Company the number of Shares set forth on the signature page for each Purchaser at the aggregate purchase price set forth on the signature page for each purchaser (the “Purchase Price”).

2.             Closing Matters.

2.1          The Closing.  The closing (the “Closing”) of the purchase and sale of the Shares (the “Offering”) will take place at the offices of Dorsey & Whitney LLP, at 10:00 A.M., Mountain Time, on November 30, 2005.  The Closing may take place at another time, place or earlier date as is mutually agreed upon by the Company and Purchasers.  The date of the Closing is referred to as the “Closing Date.”  At the Closing, the Company will cause the transfer agent to issue and to deliver to each Purchaser stock certificates representing the Shares purchased by the Purchaser, against payment of each Purchaser’s Purchase Price by wire transfer of immediately available United States funds payable to the Company’s account pursuant to the wire transfer instructions set forth on Exhibit A.  The Shares will be registered in each Purchaser’s name or the name of the nominee of each Purchaser pursuant to instructions delivered to the Company not less than two business days prior to the Closing Date, and certificates that are not delivered prior to Closing will be delivered to Purchasers within 3 business days after the Closing Date.

3.             Conditions to the Obligations of Purchasers at Closing.  The obligation of each Purchaser to purchase and pay for the Shares at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by that Purchaser:

3.1          Representations and Warranties.  The representations and warranties of the Company contained in Section 6 must be true and correct in all material respects on and as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct in all material respects on and as of such earlier date.

3.2          Performance of Covenants.  The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

3.3          No Injunctions; etc.  No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares will be in effect.  There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained which prohibits the consummation of any of the transactions contemplated by this Agreement.

3.4          Closing Documents.  The Company will have delivered to each Purchaser the following:

(a)           a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) the attached are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date of such certification; (ii) the attached are true and complete copies of the resolutions of the Board of Directors of the Company or a committee of the Board of Directors, if applicable, authorizing the execution, delivery and performance of this Agreement as in effect on the date of such certification; and (iii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to herein).

(b)           certificates of the Secretary of State of the State of Delaware and Utah Department of Commerce, Division of Corporations and Commercial Code, dated a recent date, to the effect that the Company is in good standing in the States of Delaware and Utah.

3.5          Waivers and Consents.  The Company will have obtained all consents and waivers, if any, necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Shares, and all consents and waivers will be in full force and effect.

4.             Conditions to the Obligations of the Company at Closing.  The obligation of the Company to issue and sell the Shares to a Purchaser at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

4.1          Representations and Warranties.  The representations and warranties of such Purchaser contained in this Agreement must be true and correct in all material respects on and as of the Closing Date.

4.2          No Injunctions.  No court or governmental injunction, order or decree prohibiting the purchase or sale of the Shares will be in effect.

4.3          Waivers and Consents.  The Company will have obtained all consents and waivers necessary, if any, to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Shares, and all consents and waivers will be in full force and effect.  In particular, the Company shall have no obligation to sell any Shares to any Purchaser hereunder if all Purchasers do not purchase the Shares they are to purchase hereunder.

4.4          Board of Director Approval.  The Board of Directors of the Company, or a committee of the Board of Directors, if applicable, shall have approved the Offering and the transactions contemplated herein.

4.5          Compliance with Laws.  The parties shall have complied in all respects with (i) all federal securities laws or other laws of the United States or any applicable state laws, and (ii) the rules of The Nasdaq Stock Market.

5.             Representations and Warranties of Purchasers.  Each Purchaser, severally and not jointly, represents and warrants to the Company that:

5.1          Organization.  Purchaser, if not a natural person, is duly organized and validly existing and in good standing under the laws of the state of its organization.

5.2          Authority, etc.  Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser.  This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

5.3          No Conflict.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the organizational documents of Purchaser, (ii) result in any material violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Purchaser is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which Purchaser is a party or by which it is bound or to which any of its properties or assets is subject (except for such breaches, violations and defaults as would not, individually or in the aggregate, have a material adverse effect on Purchaser), nor result in the creation or imposition of any liens, adverse claims or encumbrances (collectively, “Liens”) upon any of the properties or assets of Purchaser.

5.4          Accredited Investor.  Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is acquiring the Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act.

5.5          Access to Information.  Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Offering; and (ii) the opportunity to request such additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.  Purchaser has been provided a copy of each SEC Document (as defined in Section 6.4(b) below), if any, that Purchaser has requested from the Company (or has otherwise obtained copies of the SEC Documents).  Purchaser understands that its investment in the Shares involves a high degree of risk, and Purchaser understands the risks and uncertainties associated with the Company and the Shares. Purchaser understands that the market price of the Common Stock is volatile and that the Company makes no representation as to the future value of the Common Stock.

5.6          No General Solicitation.  Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

5.7          Restricted Securities.  Purchaser understands that the Shares may be considered “restricted securities” under the federal securities law inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or the availability of exemptions from registration thereunder, and that in the absence of an effective registration statement covering the Shares or available exemptions from registration, the Shares must be held indefinitely.

5.8          Further Limitation on Disposition.  Without in any way limiting the representations set forth above, Purchaser further represents that, in the absence of an effective registration statement covering the Shares, it will not sell, transfer or otherwise dispose of the Shares unless Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

5.9          Legend.  All certificates evidencing the Shares shall bear the following legend until such time as the Shares are sold pursuant to an effective registration statement or in compliance with Rule 144.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SECURITIES REPRESENTED

HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

5.10        No Brokers or Finders.  Except for amounts payable by the Company to Syntax Partners, LLC, no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

5.11        Individual Participation.  Purchaser is participating in the Offering and purchasing the Shares individually without consulting with any other Purchasers.  Purchaser is not acting together with the other Purchasers to acquire, hold, vote or dispose of the Shares.

6.            Representations and Warranties of the Company.  The Company represents and warrants to each Purchaser that, except as set forth in the Company’s Disclosure Schedule attached hereto as Exhibit B, as of the date hereof and the Closing Date:

6.1          Organization, Good Standing and Qualification; Subsidiaries.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to own and hold its properties and to conduct its business.  The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the Company or its business, properties, results of operations, assets, financial condition, or on its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).  Except as set forth in the SEC Documents, the Company has no subsidiary corporations or entities.

6.2          Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.  As of October 31, 2005, (i) 18,330,811 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued or outstanding, (iii) 235,000 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants issued by the Company, and (iv) 1,537,250 shares of Common Stock were reserved for issuance upon exercise of options or purchase rights issued or issuable under the Company’s 1998 Stock Option Plan, 1999 Omnibus Stock Incentive Plan, 2000 Employee Stock Purchase Plan, 2002 Omnibus Stock Incentive Plan and 2004 Omnibus Stock Incentive Plan (collectively, the “Plans”).  As of October 31, 2005, there were outstanding options under the Plans to purchase 3,824,122 shares of Common Stock.  All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, or subject to any preemptive, subscription or other similar rights of any shareholder of the Company.  Except as set forth in this Section 6.2, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company.  The Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

6.3          Corporate Power, Authorization; Enforceability.  The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby.  All action on the part of the Company, its directors or shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company’s obligations hereunder has been taken.  The Shares to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by or through the Company and will not be subject to any preemptive rights or other similar rights of shareholders of the Company, and the Purchaser will acquire good and marketable title to the Shares.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

6.4          Financial Statements and SEC Documents.

(a)           Included in the Company’s Form 10-K for the year ended October 31, 2004, are true and complete copies of the audited balance sheet (the “Balance Sheet”) of the Company as of October 31, 2004, and the related audited statements of operations, shareholders’ equity and cash flows for the years ended October 31, 2004 and 2003 (the “Audited Financial Statements”), accompanied by the report of KPMG LLP with respect to the year ended October 31, 2004.  The Company’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2005, April 30, 2005 and July 31, 2005 are available to each Purchaser on the Securities and Exchange Commission’s (the “SEC”) EDGAR System.  Included in the Quarterly Reports are the requisite unaudited balance sheets of the Company and the related unaudited statements of income and statements of cash flows (the “Unaudited Financial Statements,” and together with the “Audited Financial Statements,” the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

(b)           A copy of each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the SEC since October 31, 2003 (as the documents may have been amended since the time of their filing, the “SEC Documents”), has also been made available to each Purchaser via the SEC’s EDGAR System.  The Company has provided to each Purchaser who has requested the same a true and complete copy of each SEC Document that the Company filed since October 31, 2003.  The SEC Documents, as amended, did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents, as amended, complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q and Regulations S-K and S-X of the SEC).

6.5          No Material Adverse Effect.  Since October 31, 2004, except as disclosed in the SEC Documents filed subsequent to that date, there has not been a Material Adverse Effect.

6.6          Absence of Certain Developments.  Except as described in or contemplated by this Agreement or the SEC Documents, since October 31, 2004, through the Closing Date, the Company has not (a) borrowed any amount or incurred or become subject to any liabilities, other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (b) discharged or satisfied any lien or adverse claim or paid any obligation or liability, other than current liabilities shown on the Balance Sheet and current liabilities incurred in the ordinary course of business; (c) declared or made any payment or distribution of cash or other property to the shareholders of the Company or purchased or redeemed any securities of the Company; (d) mortgaged, pledged or subjected to any lien or adverse claim any of its properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business or that have not resulted in a Material Adverse Effect; (e) sold, assigned or transferred any of its material assets, tangible or intangible, except in the ordinary course of business; (f) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business; (g) made any material capital expenditures or commitments therefor other than in the ordinary course of business; (h) entered into any other material transaction other than in the ordinary course of business; (i) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could, individually or in the aggregate, have or result in a Material Adverse Effect; (k) made any material change in the nature or operations of the business of the Company; or (l) entered into any agreement or commitment to do any of the foregoing.

6.7          No Conflict; Governmental Consents.

(a)           The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) result in any material violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject (except for such breaches, violations and defaults as would not, individually or in the aggregate, have a Material

Adverse Effect on the Company), nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company.

(b)           No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Shares, except filings as may be required to be made by the Company after the Closing with (i) the SEC, (ii) The Nasdaq Stock Market, and (iii) state blue sky or other securities regulatory authorities.

6.8          No Brokers.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with its financial advisor, Syntax Partners, LLC, (the fees of which will be borne solely by the Company).

6.9          Listing.  The Company’s Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is quoted on the Nasdaq Capital Market.

6.10        Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatenable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) that are necessary for use in connection with its business as presently conducted or that the failure to have would not have a Material Adverse Effect, and there is no existing commercial infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Company’s business as presently conducted, except as set forth in the SEC Documents.  Except as set forth in the SEC Documents, the Company is not infringing on or in conflict with any right of any other person with respect to any intangibles nor is there any claim of infringement made or threatened by a third party against or involving the Company.

6.11        Taxes. Except as set forth in the financial statements included in the filed SEC Documents, the Company has timely filed all requisite United States of America federal, state and other tax returns or extension requests for all fiscal periods in which such filings were required to be made. There are no examinations in progress or claims pending against the Company for United States of America federal, state and other taxes (including penalties and interest) for any period or periods prior to and including October 31, 2004, and no notice of any claim for taxes, whether pending or threatened, has been received. All taxes due from the Company for any period ended before the date hereof, including interest and penalties (whether or not shown on any tax return) have been paid. The amounts shown as accruals for taxes on the Financial Statements included in the filed SEC Documents are appropriate under generally accepted accounting principles, consistently applied. The

Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. The Company is not and has not during the last five years been a member of any consolidated group. Except as set forth in the Financial Statements included in the filed SEC Documents, the Company has not received, been denied, or applied for any private letter ruling during the last five years.

6.12        Licenses and Permits. The Company has all Permits (as defined below) required by law or governmental regulations from all applicable courts, administrative agencies or commissions or other governmental authorities or instrumentalities, whether in the United States of America (federal, state or local) or outside of the United States of America that are necessary to operate such businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Company is not in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, each such Permit will remain in full force and effect and will not create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation. “Permit” means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any court, administrative agency or commission or other governmental authority or instrumentality, whether in the United States of America (federal, state or local) or outside of the United States of America.

6.13        Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or threatened against or affecting the Company or any of its directors or officers in their capacities as such that would have a Material Adverse Effect.

7.             Covenants of the Company.  The Company covenants and agrees as follows:

7.1          Reporting Status.  Prior to registration and until the Company’s obligations under this Agreement are terminated, the Company will use commercially reasonable efforts to file timely all reports required to be filed with the SEC pursuant to the Exchange Act.

7.2          Maintenance of Quotation on the Nasdaq Capital Market.  Prior to registration and until the Company’s obligations under this Agreement are terminated, the Company will use its reasonable best efforts to comply in all material respects with all requirements to maintain the quotation of the Company’s Common Stock on the Nasdaq Capital Market.

8.             Survival of Representations and Warranties.  All representations and warranties made by the Company and the Purchasers herein and in the certificates for the Shares delivered pursuant hereto, shall survive for a period of two years in the case of the Company and one year in the case of the Purchasers after the Closing Date and shall thereupon expire together with the associated right to indemnification pursuant to Section 10, unless a claim for indemnification

(whether or not fixed as to liability or liquidated as to amount) shall be made with respect thereto prior to the end of such period, in which case such representation or warranty with respect to which such claim has been made, and the associated right to indemnification shall survive until such claim is satisfied, settled or dismissed.

9.             Registration of Common Stock.

9.1          Registrable Securities.  For the purposes of this Agreement, “Registrable Securities” means (a) the Shares, and (b) any shares of Common Stock issued as a distribution with respect to the Shares provided that (i) any shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company’s obligations under this Section 9 will cease, with respect to a holder’s (a “Holder”) Registrable Securities following the earliest of (x) the date on which all of the Registrable Securities have been sold (y) the date on which all of the Registrable Securities may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision, and (z) the third anniversary of the Closing Date.  The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the “Registration Period.”

9.2          Registration.

(a)           The Company shall use its best efforts to file with the SEC, not later than the 30th day after the Closing Date (the “Filing Deadline”), a shelf registration statement on Form S-1 or successor form or another form selected by the Company that is available to it under the Securities Act (the “Shelf Registration Statement”) with respect to the Registrable Securities beneficially owned by Purchasers following the Closing.

(b)           The Company shall use its commercially reasonable efforts to have the Shelf Registration Statement declared effective by the SEC on or before the 60th day after the Filing Deadline.

9.3          Registration Procedures.  In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 9, the Company will use its reasonable best efforts:

(a)           To cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as reasonably practicable following the filing thereof;

(b)           Except as set forth in Section 9.1, to prepare and file with the SEC the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

(c)           To furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement and of each amendment and supplement thereto, a number of copies of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by Holder;

(d)           To provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

(e)           To notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Holder, the Company will promptly prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and

(f)            To enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that, except as provided in Section 9.4 hereof, the Company will not be liable for any expenses, including any underwriter’s fees, commissions and discounts or counsel fees (other than its own counsel) with respect to the sale of Registrable Securities.

9.4          Registration and Selling Expenses.  All expenses incurred by the Company in connection with the Company’s performance of or compliance with this Section 9, including (i) all SEC registration and filing fees, (ii) all necessary printing and duplicating expenses, (iii) all fees and disbursements of counsel and accountants retained on behalf of the Company, and (iv) all reasonable fees and disbursements of counsel retained on behalf of Purchasers will be paid by the Company.  Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense.  Notwithstanding anything herein to the contrary, each Purchaser shall pay their own pro-rata share of underwriters’ discounts and commissions).

9.5          No Delay.  No Holder will have a right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 9.2 hereof as a result of any dispute, controversy or other matter that may arise with respect to the interpretation or implementation of this Agreement.

9.6          Certain Obligations of Holders.

(a)           The Company may voluntarily suspend the effectiveness of the Shelf Registration Statement for a limited time, which in no event shall be longer than a total of two 30-day periods in any 12-month period (excluding any period for which the Shelf Registration

Statement is not effective between the time an amendment has been filed to the registration statement and the time the amendment has been declared effective by the SEC or state securities regulatory body and assuming the Company is acting in good faith to obtain the effectiveness of that amendment).

(b)           As a condition to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information regarding the Holder and the intended method of distribution of the securities as the Company may from time to time request or as will be required in connection with any registration, qualification or compliance referred to in this Section 9.  Each Holder promptly will furnish to the Company all information required to be disclosed in order to make the information previously furnished by it to the Company not materially misleading.

(c)           Each Holder hereby covenants to the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and, if Registrable Securities are to be sold by any method or in any transaction other than as set forth in the Plan of Distribution in the prospectus included in the Shelf Registration Statement, to deliver to the Company an opinion of counsel to the Holder of such Registrable Securities to the effect that the sale may be effected in accordance with the Securities Act.

(d)           The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 9.2 may be assigned in whole or in part by a Holder, provided, that:  (i) the Company is furnished with an opinion of counsel to the Holder of such Registrable Securities to the effect that the transfer may be effected in accordance with the Securities Act; (ii) the transfer involves not less than the lesser of all of the Holder’s Registrable Securities or 50,000 shares of Common Stock; (iii) the Holder gives prior written notice to the Company; and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel.

10.          Indemnification.

(a)           The Company will indemnify, to the extent permitted by law, each Holder of Registrable Securities and each director, officer or controlling person of each Holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses, (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by Section 9, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any failure by the Company to fulfill and perform any agreement, covenant or undertaking herein, or (iv) any failure or breach of the representations and warranties of the Company set forth in Section 6 to be accurate in all material respects (excluding for this purpose all references in Section 6 to material and Material Adverse Effect) as of the date hereof and as of the Closing Date, and will promptly reimburse each Holder and each director, officer or controlling person of each Holder for reasonable legal and other expenses incurred in connection with investigating or defending any claim, loss, damage, liability or action as incurred; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based upon an untrue statement or alleged untrue statement or by any omission or alleged omission made in such registration statement or prospectus made in reliance upon and in conformity with written information furnished by any Holder specifically for use in the preparation of the registration statement or prospectus, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.  The indemnification obligation of the Company with respect to clause (iv) above, will survive for a period ending on the second anniversary of the Closing Date, unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) is made with respect hereto prior to the end of such period, in which case the right to indemnification shall survive until such claim is satisfied, settled or dismissed.

(b)           Purchaser will indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from (i) any failure by the Purchaser to fulfill and perform any agreement, covenant or undertaking herein, or (ii) any failure or breach of the representations and warranties of the Purchaser set forth in Section 5 to be accurate (excluding for this purpose all references, if any, in Section 5 to material and Material Adverse Effect) as of the date hereof and as of the Closing Date.  In connection with the Shelf Registration Statement in which a Holder of Registrable Securities is participating, each Holder will furnish to the Company in writing the information as is reasonably requested by the Company for use in the Shelf Registration Statement or prospectus and will severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Shelf Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement of a material fact or by an omission or alleged omission of a material fact made in reliance upon and in conformity with the written information specifically furnished by the Holder to the Company for use in connection with the preparation of the Shelf Registration Statement or prospectus; provided however, that the indemnity will not apply to the extent that the loss, claim, damage, liability or expense arises out of or is based upon a violation of this Agreement by the Company.  If the offering pursuant to any registration is made through underwriters, each Holder agrees to enter into an underwriting agreement in customary form with the underwriters and to indemnify the underwriters, their officers and directors, if any, and each person or entity who controls the underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Holder.

(c)           Promptly after receipt by an indemnified party under Section 10(a) or (b) of notice of any claim as to which indemnity may be sought, including the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure.  In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel will conduct the defense of any action with counsel approved by the indemnified party (which approval will not be unreasonably withheld or delayed) although the indemnified party will be entitled to participate therein at the indemnified party’s expense, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate (as reasonably determined by the indemnified party) due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation might result in a conflict of interest; provided, however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding.  An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

(d)           If the indemnification provided for in Section 10(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties.  The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim.  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

11.          Miscellaneous.

11.1        Notices.  Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, or sent by confirmed facsimile, addressed to:

                If to the Company:

                                                The SCO Group, Inc.

                                                355 South 520 West

                                                Lindon, UT  84042

                                                Attn:        Bert B. Young

                                                Facsimile:   (801) 932-1313

                With a copy to:

                                                Dorsey & Whitney LLP

                                                170 South Main Street, Suite 900

                                                Salt Lake City, Utah 84101

                                                Attn:       Nolan S. Taylor, Esq.

                                                Facsimile:  (801) 933-7373

                If to a Purchaser:

To the name and address or facsimile number of the Purchaser set forth on Exhibit C hereto.

Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

11.2        Successors and Assigns.  Subject to Section 9.6(d), this Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

11.3        Confidentiality Agreements.  Notwithstanding anything therein to the contrary, the terms of the confidentiality agreements (the “Confidentiality Agreements”) entered into between the Company and each Purchaser shall survive the execution of this Agreement and terminate twenty-four (24) months after the Closing Date.  The provisions of this Section 11.3 shall amend each Confidentiality Agreement in accordance with its terms.

11.4        Entire Agreement.  This Agreement and the Confidentiality Agreements set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

11.5        Amendment.  This Agreement may not be amended, modified or supplemented with respect to a Holder unless the Company has obtained the consent of such Holder.

11.6        Governing Law.  The terms and provisions hereof will be construed in accordance with and governed by the laws of the State of Utah without regard to that State’s conflicts of law principles.

11.7        Severability.  The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect.  If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

11.8        No Waiver.  A waiver by any party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

11.9        Further Assurances.  The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.  Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Shares between any of the Purchasers (or any of their permitted transferees), on the one hand, and the Company, on the other hand, pursuant to this Agreement will be borne by the Company.

11.10      Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

11.11      No Third Party Beneficiaries.  Nothing in this Agreement creates in any person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto.  The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

11.12      Publicity Restrictions.  No press release or other public disclosure relating to the transactions contemplated by this Agreement may be issued or made by or on behalf of any party without prior consultation with the other parties, except as required by applicable law, court process or Nasdaq or other stock exchange rules, in which case the Purchaser required to make the disclosure will allow the Company reasonable time (to the extent practicable) to comment thereon in advance of the issuance.  The Company may issue an initial press release relating to the transactions contemplated by this Agreement, but shall not identify any Purchaser in such press release.  The parties acknowledge that the Company may file a copy of this Agreement with the SEC as an exhibit to its filings.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Common Stock Purchase Agreement as of the date first above written.

THE SCO GROUP, INC.

By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer

[Purchasers’ Signature Pages Follow]

JET CAPITAL INVESTORS, L.P.

By:	/s/ Matthew Mark
Name:	Matthew Mark
Title:	Managing Member

Number of Shares Purchased: 285,714

Purchase Price: $999,999

ETON PARK FUND, L.P.
By: Eton Park Capital Management, L.P., its
Investment Manager

By:	/s/ Marcy Engel
Name:	Marcy Engel
Title:	Senior Managing Director

Number of Shares Purchased: 200,000

Purchase Price: $700,000

ETON PARK MASTER FUND, LTD.
By: Eton Park Capital Management, L.P., its Investment Manager

By:	/s/ Marcy Engel
Name:	Marcy Engel
Title:	Senior Managing Director

Number of Shares Purchased: 371,429

Purchase Price: $1,300,001.50

GLENHILL CAPITAL LP

By:	GJK Capital Management, LLC
Its:	General Partner

	By:	Krevlin Advisors, LLC
	Its:	Managing Partner

		By:	/s/ Glenn J. Krevlin
		Name:	Glenn J. Krevlin
		Title:	Managing Member

Number of Shares Purchased: 290,583

Purchase Price: $1,017,040.50

GLENHILL CONCENTRATED LONG
MASTER FUND LLC

By:	GJK Capital Management, LLC
Its:	General Partner

By:	Krevlin Advisors, LLC
Its:	Managing Member

	By:	/s/ Glenn J. Krevlin
	Name:	Glenn J. Krevlin
	Title:	Managing Member

Number of Shares Purchased: 285,000

Purchase Price: $997,500.00

GLENHILL CAPITAL OVERSEAS MASTER FUND LP

By:	Glenhill Capital Overseas GP, Ltd.,
Its:	General Partner

By:	/s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Director

Number of Shares Purchased: 124,417

Purchase Price: $435,459.50

AMTRUST INTERNATIONAL INSURANCE

By:	/s/ Jan Loeb
Name:	Jan Loeb
Title:	Portfolio Manager

Number of Shares Purchased: 242,857

Purchase Price: $849,999.50

CHESAPEAKE PARTNERS LIMITED PARTNERSHIP

By:	/s/ Mark Lerner
Name:	Mark Lerner
Title:	Member, C.P. Management LLC

Number of Shares Purchased: 285,714

Purchase Price: $999,999.00

CHESAPEAKE PARTNERS INTERNATIONAL LTD.

By:	/s/ Mark Lerner
Name:	Mark Lerner
Title:	Member, C.P. Management LLC

Number of Shares Purchased: 285,715

Purchase Price: $1,000,002.50

SCOGGIN CAPITAL MANAGEMENT, L.P. II

By:	S&E Partners, LP
Its:	General Partner

By:	Scoggin, Inc.
Its:	General Partner

By:	/s/ Curtis Schenker
Name:	Curtis Schenker
Title:	Chief Executive Officer

Number of Shares Purchased: 187,000

Purchase Price: $654,500.00

SCOGGIN INTERNATIONAL FUND, LTD.

By:	Scoggin, LLC
Its:	Investment Manager

By:	/s/ Curtis Schenker
Name:	Curtis Schenker
Title:	Managing Member

Number of Shares Purchased: 187,000

Purchase Price: $654,500.00

GUGGENHEIM PORTFOLIO COMPANY VII LLC

By:	Scoggin, LLC
Its:	Investment Manager

By:	/s/ Curtis Schenker
Name:	Curtis Schenker
Title:	Managing Member

Number of Shares Purchased: 56,000

Purchase Price: $196,000

/s/ Darcy G. Mott
Darcy G. Mott

Number of Shares Purchased: 51,020

Purchase Price: $199,998.40